UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3351

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 12, 2013, Jeffery Errington, Ph.D., tendered his resignation from the Board of Directors (the “Board”) of Biota Pharmaceuticals, Inc. (the “Company”), effective immediately. There was no disagreement between Professor Errington and the Company on any matter relating to the Company’s operations, policies or practices relative to his resignation. In addition, Professor Errington also tendered his resignation from the Board of Directors of Biota Holdings Limited, a wholly-owned subsidiary of the Company, effective immediately.

(d) On August 13, 2013, the Board appointed John Richard, founding Partner of Georgia Venture Partners, as a director to fill the vacancy created by the resignation of Professor Errington. In connection with his election, Mr. Richard was granted options to purchase 30,000 shares of the Company’s common stock under the Company’s 2007 Omnibus Equity Incentive Plan, one-third of which award will vest on the first anniversary of the date of grant, with the remaining two-thirds of such award vesting ratably over the following eight quarters. Mr. Richard will also be entitled to receive the non-employee director compensation described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2013. In addition, the Company has entered into its form indemnification agreement with Mr. Richard pursuant to which the Company is required to indemnify Mr. Richard against certain liabilities that may arise by reason of his status or service as a director.

The Board has determined that Mr. Richard is an independent director under the NASDAQ listing standards. There is no arrangement or understanding between Mr. Richard and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Richard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) On August 13, 2013, the Compensation Committee of the Board of Directors of the Company approved 2013 annual cash bonus payments for the Company’s named executive officers in accordance with the Company’s guidelines for its 2013 incentive bonus program. The Compensation Committee approved the bonus awards following an assessment of the Company’s achievement of its strategic, operational and financial related goals for 2013. The annual bonus payments were approved in the following amounts:

2013 Annual Bonus Payment
Russell H. Plumb President and Chief Executive Officer	$60,000
Joseph M. Patti Executive Vice President, Corporate Development & Strategy	$37,500

Item 5.08 Shareholder Director Nominations.

On August 13, 2013, the Board of Directors of the Company approved November 12, 2013 as the date of the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). The Board also approved September 19, 2013 as the record date for stockholders entitled to notice of and to vote at the 2013 Annual Meeting.

Qualified stockholder proposals and qualified stockholder nominations, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for its 2013 Annual Meeting must be received by the Company at its principal offices no later than August 27, 2013 and directed to the attention of the Corporate Secretary. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s By-Laws. The Company currently intends to make its proxy materials for its 2013 Annual Meeting available beginning on or about October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: August 16, 2013	/s/ Russell H. Plumb
	Name:	Russell H. Plumb
	Title:	President and Chief Executive Officer (Duly Authorized Officer)